Exhibit 10.25

P. H. Glatfelter Company

Summary of Non-Employee Director Compensation
(effective January 1, 2020)

Type (year of service May 1 to April 30)	Form	Frequency	Amount
Board retainer (1)	Cash	Annually	$70,000
Lead Director retainer (1)	Cash	Annually	20,000
Committee Chair retainers (1)
Audit	Cash	Annually	20,000
Compensation	Cash	Annually	15,000
Nominating & Corporate Governance	Cash	Annually	10,000
Committee meetings (2)	Cash	Per meeting	1,500
Restricted Stock Units (3)	Equity	Annually	115,000

(1)	Paid semi-annually in advance on May 1 and November 1, for year of service from May 1 to April 30.

(2)	Paid in arrears for committee meetings in excess of eight held during year of service from May 1 to April 30.

(3)

Restricted stock units valued at $115,000 on grant date with 100% vesting (and pay out as Common Stock) on first anniversary of the date of grant, or earlier upon a change of control or death or disability of director.  Dividend equivalents accrue during vesting year in the form of additional restricted stock units paid upon vesting.

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